Exhibit 5.1
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
February 28, 2011
McKesson Corporation
McKesson Plaza, One Post Street
San Francisco, California 94104
Re:	McKesson Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as special counsel to McKesson Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $600,000,000 aggregate principal amount of the Company’s 3.25% Notes due March 1, 2016, $600,000,000 aggregate principal amount of the Company’s 4.75% Notes due March 1, 2021, and $500,000,000 aggregate principal amount of the Company’s 6.00% Notes due March 1, 2041 (collectively, the “Securities”), issuable under the Indenture, dated as of March 5, 2007 (the “Base Indenture”), as supplemented and amended by the First Supplemental Indenture, dated as of February 28, 2011 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) and Wells Fargo Bank, National Association, as trustee for the Securities (the “Series Trustee”). On February 23, 2011, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
          In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:
(i)	the registration statement on Form S-3 (File No. 333-157176) of the Company relating to the Securities and other securities of the

McKesson Corporation
February 28, 2011

Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, being hereinafter referred to as the “Registration Statement”);
(ii)	the certificates evidencing the Securities;
(iii)	an executed copy of the Base Indenture;
(iv)	an executed copy of the Supplemental Indenture;
(v)	an executed copy of the Underwriting Agreement;
(vi)	the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware as of February 23, 2011, and as certified by Willie C. Bogan, Assistant Secretary of the Company;
(vii)	the Amended and Restated By-Laws of the Company, as certified by Willie C. Bogan, Assistant Secretary of the Company; and
(viii)	resolutions of the Board of Directors of the Company, adopted on May 26, 2004, January 21, 2009 and January 26, 2011, as certified by Willie C. Bogan, Assistant Secretary of the Company.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action,

McKesson Corporation
February 28, 2011

corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the execution and delivery by the Company of the Indenture and the Securities, as applicable, and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
          The opinions set forth below are subject to the following further qualifications, assumptions and limitations:
     (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
     (b) except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to the Indenture with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to the Indenture;
     (c) except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Indenture or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
     (d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Securities or any of the transactions contemplated thereby; and
     (e) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinions are rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and are subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction.
          We do not express any opinion as to any laws other than Delaware corporate law and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture, the Securities and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any

McKesson Corporation
February 28, 2011

such non-Opined on Law on the opinions herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities have been duly authorized and executed by the Company, and when duly authenticated by the Series Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference into the Registration Statement. We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement dated February 23, 2011 and filed with the Commission. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP